UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Standard General L.P., together with the other participants named herein, on March 30, 2020, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On April 14, 2020, Standard General issued to the Company’s shareholders a letter along with accompanying soliciting materials, filed herewith as Exhibit 1, which has been posted to www.TomorrowsTEGNA.com, the website established by Standard General to communicate with the shareholders of the Company regarding the above solicitation.

About Standard General L.P.

Standard General L.P. is a New York City-based SEC-registered investment advisor that manages event-driven opportunity funds. Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. For more information, please visit http://www.standardgenerallp.com/.

Investor Contacts

Bruce Goldfarb / Jason Alexander / Pat McHugh

Okapi Partners

info@okapipartners.com

(212) 297-0720

Media Contacts

media@standgen.com

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

Exhibit 1

Letter to Shareholders and Accompanying Materials

April 14, 2020

Dear Fellow TEGNA Shareholder,

As the largest equity holder of TEGNA Inc., Standard General, L.P. urges you to vote the WHITE proxy card today “FOR” our four highly qualified nominees to the TEGNA Board, who each bring industry expertise and a commitment to maximizing value for all shareholders. In the materials that accompany this letter, we have highlighted TEGNA’s share price underperformance, long-term operational missteps, and series of defensive actions that have impeded transformative M&A and destroyed shareholder value.

We encourage our fellow shareholders to review these materials, as well as our investor presentation, proxy materials and other letters to shareholders, which are accessible at www.TomorrowsTEGNA.com.

BEST-IN-CLASS ASSETS DESERVE BEST-IN-CLASS SHAREHOLDER VALUE CREATION

TRANSFORM TEGNA: VOTE THE WHITE PROXY CARD TODAY

YOU HAVE AN OPPORTUNITY TO PROTECT YOUR INVESTMENT IN TEGNA BY VOTING THE WHITE PROXY CARD “FOR” STANDARD GENERAL’S EXCEPTIONAL NOMINEES

Your vote is extremely important. We encourage shareholders to submit their proxies by Internet or via telephone if possible, given current circumstances surrounding COVID-19. If you prefer to mail your proxy, simply sign, date, and return it in the envelope provided.

Best Regards,

Soo Kim

Founding Partner

Standard General L.P.

If you have any questions, or need assistance voting your WHITE proxy card, please contact: 1212 Avenue of the Americas, 24th Floor New York, NY 10036 Telephone for Banks, Brokers, and International Shareholders: +1 212-297-0720 Shareholders may call toll-free (from the U.S. and Canada): +1 855-208-8902 Email: info@okapipartners.com

Tomorrow’s Tegna We believe TEGNA should be the premier pure-play local affiliate broadcasting company and that fundamental changes in TEGNA's strategy, business operations, and governance are critical to transform TEGNA from a perennial underachiever to a top-tier operator. WWW.TOMORROWSTEGNA.COM Vote the WHITE Proxy Card Today

TEGNA's Board has failed to hold management accountable and jeopardized opportunities to maximize the value of shareholders' investments Since Cars.com Spin Out / Dave Lougee Becomes CEO TEGNA's shareholder returns have drastically underperformed peers 8 of the 11 top stations acquired from Belo are worse off under Mr. Lougee's leadership-and only one of six has held its #1 ranking TEGNA has been a poor steward of its best-in-class assets TEGNA appears to have squandered the opportunity to maximize value - and worse, engaged in a series of defensive actions impeding transformative M&A and destroying shareholder value S&P 500 2016-2018 Peers 2017-2019 Peers Broadcast Peers Local Broadcast Peers TEGNA 23% 60% 62% 32% 44% -6% WFAA ABC KHOU CBS KING-TV NBC KXTV ABC WCNC-TV NBC KGW NBC KENS CBS KVUE ABC WVEC ABC WHAS-TV ABC WWL-TV CBS Source: Historical EBITDA per company reports; 2020 based on Bloomberg consensus estimates 12016/2017 margins per Tegna's 2017 10K (Tegna's 10K adjusts for cars.com spin and CareerBuilder sale) Source: BIA May 31, 2017 to August 15, 2019 / Percentages represent total shareholder returns until the day prior to the media reports about Apollo's interest in acquiring TEGNA 38% 37% 36% 35% 34% 33% 32% 31% 30% 2016/2017 2019/2020E 2016/2017 2019/2020E 2016/2017 2019/2020E The Board cannot be trusted to objectively review best path forward CEO compensation continues to increase over this time, despite poor performance Unlike peers, EBITDA margins have declined TEGNA1 NEXSTAR GRAY Apollo privately expresses interest in acquiring TEGNA at a premium FEB 2019 Margin Decline of 472 bps #1 Three expensive acquisitions drive up size of Company making TEGNA harder for a suitor to acquire MAR - JUN 2019 Two debt refinancings with no-call features and high breakage costs make acquisition of TEGNA even more difficult SEP 2019 & JAN 2020 Despite four suitors having interest, Board fails to convert interest into a deal EARLY 2020 TEGNA estimates an additional $6M to be spent on proxy contest MAR 2020 TEGNA spends $6M on "defense" against change, pre-proxy contest Q4 2019

The Right Independent Nominees for TEGNA's Board Extensive experience in local affiliate broadcasting and broadcast M&A Committed to thorough review of business operations, capital allocation, strategic alternatives, and governance Howard Elias: Board Chairman / Scott McCune: Chair, Leadership Development and Compensation Committee Bruce Nolop: Chair, Audit Committee / Neal Shapiro: Chair, Nominating and Governance Committee Colleen Brown Ellen McClain Haime Soohyung Kim Deborah McDermott Skills, Experience & Qualifications TEGNA TSR Relative to S&P 500 During Tenure -69% -69% -79% -147% Local Affiliate Broadcast Ops Experience Broadcast M&A Financial Expert / CFO C-Suite of Public Company Public Board other than TEGNA GAMCO Management Hall of Fame Diversity Howard Elias Scott McCune Bruce Nolop Neal Shapiro TEGNA NOMINEES OPPOSED BY STANDARD GENERAL Our exceptional candidates are more qualified and are committed to maximizing value for all shareholders The current Board does not have a single independent director with local affiliate broadcasting experience STANDARD GENERAL NOMINEES Former President and CEO, Fisher Communications, Inc. Chief Executive Officer, Standard Media Group LLC Ms. Brown will bring to the Board extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company CEO, as well as a senior officer in two large media companies, will be a valuable resource to TEGNA. Ms. McDermott will bring to the Board significant operating experience in the television broadcasting industry. She has overseen the successful acquisitions and integrations of more than 90 stations and is a member of the Broadcasting & Cable Hall of Fame. Colleen Brown Deborah McDermott Extensive local broadcast experience Strategic planning experience and financial expertise Public company board experience Former Vice President, Finance, Hearst-Argyle Television, Inc. Ms. Haime will bring to the Board extensive financial, operational and organizational expertise gained as a CFO, COO, and President of public and private enterprises. Ellen McClain Haime Extensive local broadcast experience Extensive financial experience Public company operational experience Founding Partner, Standard General L.P. Mr. Kim will bring to the Board significant experience in the television broadcasting industry as well as extensive M&A experience and knowledge of the capital markets. Mr. Kim and his firm, Standard General, the largest shareholder in TEGNA, own approximately 12% of TEGNA's shares outstanding, ~24x as many as TEGNA's Board and Management combined. Soohyung Kim Extensive local broadcast experience Business and investment background Interests aligned with all TEGNA shareholders Extensive local broadcast experience Strategic planning experience Public company board experience

WWW.TOMORROWSTEGNA.COM Demand Real Change at TEGNA If you have any questions regarding your WHITE proxy card or need assistance, please contact Okapi Partners LLC Banks and brokers may call: +1 212-297-0720 Shareholders may call toll-free: +1 855-208-8902 Email: info@okapipartners.com Vote the WHITE Proxy Card Today Vote by Phone Call the number listed on your proxy card, and follow the simple instructions provided. Vote Online Access the URL listed on your proxy card, and follow the simple instructions provided. Vote by Mail We encourage shareholders to submit their proxies by Internet or via telephone if possible given current circumstances surrounding COVID-19. If you prefer to mail your proxy, simply sign, date, and return it in the envelope provided.